(LOGO)                                               EXHIBIT 10.31
                                                     GE CAPITAL
                                                     Fleet Services
_____________________________________________________________________________
                                          Fleet # 8107

LEASE AGREEMENT                           Client #
_____________________________________________________________________________

This Lease Agreement (herein the "Agreement") is made and entered into as of August 22, 1991 by and between Gelco Corporation, a Minnesota corporation, doing business as GE Capital Fleet Services (herein the "LESSOR"), and Burger King Distribution Services, a Division of Burger King Corporation, a Florida corporation (herein the "LESSEE").


        (1) LEASE OF VEHICLES: SEE ADDENDUM.

        Upon delivery and acceptance of each vehicle, LESSEE agrees that LESSEE's obligation to pay rent and other amounts hereunder with respect to such Vehicle shall be unconditional, and LESSEE shall not be entitled to any reduction of, or set-off against, such amounts whatsoever (provided, however, that any payment by LESSEE shall not predjudice LESSEE's right to claim adjustment or reimbursement) nor shall this Lease terminate or the obligations of LESSEE be affected by reason of any defect in, damage to or loss of possession, use or destruction of any Vehicle from whatsoever cause, unless such obligations have been terminated pursuant to the express terms hereof.

        (2)(a) TERM OF AGREEMENT: The term of this Agreement shall be indefinite commencing on the date hereof, and continuing until terminated in the manner set forth in this Agreement. Notwithstanding the termination of this Agreement, all Vehicles then leased by LESSEE, shall continue to be subject to the terms, conditions and covenants contained in this Agreement, until each of such terms, conditions and covenants has been fulfilled and no such termination shall affect rights or obligations in existence prior to the effective date of termination.


           (b) VEHICLE LEASE TERM: SEE EXHIBIT O.


        (3) LESSEE'S OPERATION OF VEHICLES: LESSEE shall use the Vehicles primarily in the United States for business purposes and in a safe and lawful manner and shall comply with all federal, state, county and municipal statutes, ordinances and regulations which may be applicable to the leasing, use or operation of the Vehicles. In addition, LESSEE shall prepare and furnish to LESSOR all documents, returns or forms legally required to be prepared by LESSEE. LESSEE shall be solely responsible for any fines or penalties assessed for violations of any statute, ordinance, bylaw or regulation of any duly constituted governmental authority, as a result of the use or operation of the Vehicles by any of LESSEE's employees, agents, sublessees or subcontractors. LESSEE agrees to operate only those Vehicles which have insurance coverage as provided herein and to comply with all conditions of insurance related to the Vehicles, to maintain the Vehicles and all accessories and equipment thereof in safe and good mechanical condition and running order at all times during the term of this Agreement and to furnish all supplies, accessories, and other essentials required for the use or operation of the Vehicles. In no event will the Vehicles to be used to transport any hazardous substances, except as may be transported in separate packages or containers by Vehicles in the ordinary course of LESSEE's business, provided that such transportation is not subject to labeling or placarding under the Hazardous Mateials Transportation Act.


        (4) LESSOR DISCLAIMER: FOR AND DURING THE TERM OF ANY VEHICLE LEASE, LESSOR HEREBY ASSIGNS TO LESSEE ALL MANUFACTURER'S WARRANTIES APPLICABLE TO THE VEHICLES. THERE ARE NO WARRANTIES OR OTHER RIGHTS PROVIDED BY THE LESSOR OTHER THAN THE MANUFACTURER'S WARRANTIES ASSIGNED TO LESSEE COPIES OF WHICH LESSEE ACKNOWLEDGES HAVING PREVIOUSY RECEIVED. LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE, INCLUDING ITS DESIGN, OPERATION OR CONDITION, MERCHANTABILITY, OR ITS FITNESS FOR A PARTICULAR PURPOSE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT THE MANUFACTURER, DESIGNER OR A DISTRIBUTOR OF THE VEHICLE. LESSOR SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY FAILURE OF OR DELAY IN DELIVERY OF THE VEHICLE OR FOR THE BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY THE MANUFACTURER. LESSOR MAKES NO REPRESENTATION AS TO THE TREATMENT BY LESSEE OF THIS LEASE FOR FINANCIAL STATEMENT OR TAX PURPOSES.

  (5) COSTS AND EXPENSES, FEES AND CHARGES: LESSEE covenants that it will pay all costs expenses, charges and taxes (other than federal income or state income taxes) incurred in connection with the titling, registration, delivery, purchase, sale, rental, installation, use or operation of the Vehicles during the term of this Agreement in addition to the rental herein provided. If LESSOR incurs or is compelled to pay any of such costs LESSEE shall, upon demand from LESSOR, promptly reimburse LESSOR for same. If LESSOR is required to pay any fines, tickets, penalties or other charges related to a violation by LESSEE of any local, state or federal law or regulation, LESSEE shall, upon demand, promptly reimburse LESSOR for same and pay an additional charge of $15.00 for the administrative expenses incurred by LESSOR processing each fine, ticket, penalty or other such charge on behalf of LESSEE.

  (6) REGISTRATION PLATES, ETC.: LESSEE shall at its own expense, obtain all registration plates and other plates, permits or licenses required to be obtained in the name of LESSOR except for the initial registration plates which LESSOR shall obtain at LESSEE's expense. LESSOR shall issue to LESSEE, for such purpose, powers of attorney and/or other necessary authority. Both LESSOR and LESSEE covenant and agree to cooperate and to furnish any and all information or documentation which may be reasonably necessary to enable compliance with the provision of this Section or any local, state or federal law or regulation.

  (7) RENTAL CHARGES: LESSEE will pay LESSOR and LESSOR will accept as payment from LESSEE, as rental for the Vehicles, charges in accordance with the Exhibits to this Agreement. All payments of rental shall be in United States legal tender.

  Time is of the essance. All charges are due and payable upon receipt of invoice but not earlier than the first (1st) day of the month for which the rentals are due. LESSEE shall pay to LESSOR a late payment penalty in the amount of one percent (1%) or the highest legal interest rate, whichever is less, per month or fraction thereof of any invoice the payment of which is not in the possession of the LESSOR on or before the twenty-fifth (25th) day from the date of such invoice for if such 25th day falls on a weekend or holiday, then the immediately preceding business day).

  Any Vehicle delivered and accepted or sold after the fifteenth (15th) day of any month will be treated as a delivery or sale as of the first (1st) day of the following month, and any Vehicle delivered and accepted or sold on or prior to the fifteenth (15th) day of any month will be treated as a delivery and acceptance or sale as of the first (1st) day of such month; provided, however, that in the event LESSEE elects to terminate all or any material percentage of the Vehicles at the same time, such disposition shall be treated as a disposition on the last day of such month.

  In the event a lapse of time shall occur between the delivery to LESSOR of part of any Vehicle, such as a chassis, and delivery of any other part, such as a body, tank, etc., and it shall become necessary for LESSOR to advance funds to pay for such incomplete Vehicle, LESSOR, in such event, may pay for such incomplete Vehicle, and either (i) bill LESSEE immediately or (ii) charge LESSEE for interim financing at a rate of one percent (1%) over the prime rate which shall be payable by LESSEE at the time of delivery and acceptance of the complete Vehicle. For purposes of the foregoing, "Prime Rate" shall be defined to mean the highest rate quoted as the "Prime Rate" in the column entitled "Money Rates" published in the Wall Street Journal on the Delivery Date. All incomplete Vehicles thus acquired shall, with the exception of the payment of rentals, be subject to the terms and conditions of this Agreement.

  LESSEE agrees to carefully review each billing or other statement provided by LESSOR. All statements rendered by LESSOR shall be presumed correct and accurate and in the case of billing statements constitute an account stated between LESSOR and LESSEE unless, within thirty (30) days after receipt thereof, LESSEE shall deliver written objection thereto specifying any errors in the statement. In such event, LESSOR's sole liability and LESSEE's exclusive remedy shall be to make appropriate adjustments in LESSEE's account. All charges are based upon LESSOR's standard operating routines computer systems capabilities, and existing business policy. Additional services and special handling required by LESSEE will be subject to separate negotiation. Nothing contained in this Agreement shall prevent LESSOR from obtaining compensation from manufactures, suppliers or other vendors.

  (8) SURRENDER AND DISPOSITION OF VEHICLES:

      (a) LESSEE shall have the right, at any time after the first twelve (12) months of the Vehicle Lease Term for any Vehicles leased hereunder, upon 15 days written notice thereof to LESSOR, to surrender for disposition with or without replacement any one (1) or more of the Vehicles. Upon such election LESSEE shall, at its own expense, surrender the Vehicles at such place as may be mutually agreed upon between LESSEE and LESSOR not to exceed 1,000 miles. Such surrender shall include all license plates, registration certificates, documents of title and odometer certifications and other documentation necessary to effect the sale of the Vehicle. LESSOR shall sell such Vehicles within a reasonable time after the date of surrender of possession unless otherwise mutually agreed. The surrender of any Vehicle shall not be effective until LESSOR (i) takes actual possession of such Vehicle or (ii) five business days after receipt of written notice, whichever shall first occur.

      (b) LESSOR shall, and LESSEE may, solicit from prospective purchasers in the wholesale vehicle market cash bids for such Vehicles on an AS IS, WHERE IS BASIS, WITHOUT RECOURSE OR WARRANTY. Such Vehicles shall be sold in a commercially reasonable manner for cash payable in full upon delivery. Without limiting the generality of the foregoing, LESSOR shall have the right to sell such Vehicles to any dealer or broker or at any wholesale automobile auction, including companies affiliated with LESSOR in an amount not less than the highest bid received by LESSOR and LESSEE. In the event LESSOR sells any vehicle owned by LESSEE or any third party, LESSEE shall indenmify LESSOR from all liabilities directly or indirectly related to such sale and pay LESSOR a fee of $40.00 per vehicle.

      (c) SEE ADDENDUM.

      (d) SEE EXHIBIT O AND ADDENDUM.

        (9) INSURANCE: LESSEE will purchase and mantain in force during the time this Agreement is in effect, insurance policies in at least the amounts listed below, covering the Vehicles between the time of delivery and acceptance thereof to LESSEE and surrender to LESSOR. Said insurance shall be written by an insurance company or companies rated B+ or better in the A.M. Best Insurance guide insuring LESSEE against any loss, damage claims, suits actions or liability, and by endorsement naming LESSOR as an Additional Named Insured and Loss Payee; provided, however, so long as LESSEE is not in default hereunder, LESSOR agrees to immediately assign the proceeds to LESSEE to effect repairs to or replacement of the Vehicle. Such endorsement or endorsements shall provide in each case that said insurance company or companies shall give to LESSOR at least thirty (30) days' notice in writing of proposed cancellation, modification, or alteration of any said insurance.

TYPE                                             AMOUNT
Public Liability and Property Damage          $1,000,000 Combined Single
(comprehensive automobile liability)          Limit (per occurrence)

Collision, Fire and Theft (ALL RISK)          Not less than LESSOR's Unamortized
                                              Book Value

        The above insurance should also include the following in amounts not less than the applicable minimum legal requirements: (a) uninsured/underinsured motorist coverage and (b) no fault protection. Prior to the date that any vehicle is placed in service by LESSEE, LESSEE shall furnish LESSOR with a certificate of insurance or other evidence thereof acceptable to LESSOR. Policies covering the aforementioned fire and theft and collision insurance shall bear endorsements to the effect that proceeds thereof shall be payable to LESSOR and/or LESSEE as their interests may appear. LESSEE, in the event of Default, hereby appoints LESSOR as LESSEE's attorney-in-fact to receive payment of and endorse all checks and other documents and to take any other actions necessary to pursue insurance claims and recover payments if LESSEE fails to do so. If LESSEE fails to pursue claims and reorder payments within a reasonable time, any direct out-of-pocket expense of LESSOR in adjusting or collecting insurance shall be borne by LESSEE. In the event a Vehicle is involved in any material accident involving personal injuries or property damages exceeding $5,000.00, LESSEE shall immediately notify LESSOR and provide (i) copies of all reports provided to an insurance carrier or governmental agency and (ii) copies of any legal papers relating to the accident.

        (10) INDEMNIFICATION BY LESSEE: LESSEE COVENANTS AND AGREES TO INDEMNIFY, SAVE HARMLESS AND DEFEND LESSOR, ANY EMPLOYEE OF LESSOR, AND ANY PARENT, SUBSIDIARY OR AFFILIATE OF LESSOR, AGAINST ANY AND ALL LIABILITY, CLAIMS FOR LOSS, DAMAGE, OR INJURY AND FROM AND AGAINST ANY SUITS, ACTIONS, OR LEGAL PROCEEDINGS OF ANY KIND BROUGHT AGAINST LESSOR FOR OR ON ACCOUNT OF ANY PERSON(S), OR LEGAL ENTITY, OR ON ACCOUNT OF ANY INJURIES RECEIVED OR SUSTAINED BY ANY PERSON(S) OR LEGAL ENTITY IN ANY MANNER, DIRECTLY OR INDIRECTLY CAUSED BY, INCIDENT TO, OR GROWING OUT OF, WHOLLY OR IN PART, THE USE, OPERATION OR MAINTENANCE OF THE VEHICLES BETWEEN THE TIME OF DELIVERY THEREOF TO LESSEE AND THE TIME OF SURRENDER THEREOF BY LESSEE TO LESSOR FOR DISPOSITION. PROVIDED, HOWEVER, THAT IN THE EVENT LESSOR SELLS ANY VEHICLE TO LESSEE OR ANY EMPLOYEE OF LESSEE, LESSEE'S COVENANTS OF INDEMNITY SHALL CONTINUE as to the condition of the Vehicle at the time of the sale and any implied warranties related to such, sale. LESSOR shall not sell tractors or trailers to LESSEE'S employees. LESSEE further agrees to take upon itself the settlement of all such claims and the defense of any suit or suits, or legal proceedings of any kind brought to enforce such claim or claims, and to pay all judgments entered into such suit or suits and all costs, attorneys' fees or other expenses. LESSEE shall not stipulate any judgments on LESSOR's behalf in order to consumate any settlement without LESSOR's prior consent.

        LESSEE FURTHER COVENANTS AND AGREES TO HOLD LESSOR HARMLESS FROM ANY LOSS, DAMAGE, THEFT OR DESTRUCTION OF THE VEHICLES FROM THE DATE OF DELIVERY AND ACCEPTANCE OF THE VEHICLES BY LESSEE TO THE DATE OF SURRENDER OF POSSESSION OF THE VEHICLE.

        The foregoing LESSEE's covenants of indemnity do not encompass any gross negligence or willful misconduct by LESSOR, but are otherwise absolute and unconditional and shall continue in full force and effect notwithstanding the termination of this Agreement, for events which occur prior to the surrender of a Vehicle by LESSEE to LESSOR for disposition.

        THE PROVISIONS OF THIS SECTION COMPREHEND, BUT WITHOUT LIMITATION, LIABILITY AND CLAIMS, HOWSOEVER ARISING, WHETHER BY REASON OF NEGLIGENCE, BREACH OF WARRANTY, DEFECT IN MANUFACTURE OR MAINTENANCE OR OTHERWISE, AND EVEN THOUGH STRICT LIABILITY BE CLAIMED, LESSOR shall not seek amounts from LESSEE which have already been paid by LESSEE's insurance provider.


        (11) LESSOR-LESSEE RELATIONSHIP: This is an agreement of lease only. It is agreed that this is not an agreement of partnership or employment of LESSOR or of any of LESSOR's employees by LESSEE and that LESSOR is an independent contractor. Except as may be specifically provided in an executed Power of Attorney, neither LESSEE nor any employee of LESSEE shall have any authority to act on behalf of LESSOR or be deemed to be the agent, servant or employee of LESSOR. Nothing herein contained shall give or convey to LESSEE any right, title or interest in and to any Vehicle leased hereunder except as LESSEE and LESSEE shall have no option to purchase any Vehicle. In the event that, contrary to the intention of the parties hereto, this Lease is deemed to be other than a lease. LESSEE hereby grants LESSOR a security interest in the Vehicles and all proceeds, accessions, chattel paper, equipment and general intangibles related thereto to secure all of LESSEE's obligations hereunder. At LESSOR's request, LESSEE agrees to execute any financing statements or other instruments necessary or expedient for filing, recording or perfecting the interest and title of LESSOR.

        (12) STATEMENTS AND RIGHTS OF INSPECTION: LESSOR shall have the right to inspect any Vehicle and the records of LESSEE pertaining to LESSEE's Vehicles at any reasonable time upon reasonable notice at LESSOR's expense.

        The creditworthiness of Burger King Corporation is a material condition to this Agreement. LESSEE shall porvide LESSOR with Burger King Corporation's annual audited statements.

        (13) DEFAULT BY LESSEE: SEE ADDENDUM.

        (14) ASSIGNMENTS: SEE ADDENDUM.

        (15) SUBSIDIARIES, PARENTS AND AFFILIATES: This Agreement shall not apply to present or future parents, subsidiaries or affiliates of LESSEE without the consent of LESSOR and LESSEE, except as may be permitted by the assignment provisions in (14)(b) herein.

        (16) MODIFICATIONS: This Agreement contains the entire understanding of the parties and merges all oral understandings herein. Any modifications, changes, or amendments may be made only in writing subscribed by LESSEE and LESSOR. Failure of either party to enforce any right granted herein shall not be deemed a waiver of such right.

        (17) EXECUTION AND GOVERNING LAW: THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AS OF THE DATE ON PAGE 1 HEREOF AFTER EXECUTION BY AN AUTHORIZED REPRESENTATIVE OF THE LESSOR AND LESSEE. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES, WHETHER SOUNDING IN TORT OR CONTRACT, RELATING TO THE INTERPRETATION, PERFORMANCE, VALIDITY, ENFORCEMENT, OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF.

        (18) SEVERABILITY: If any portion of this Agreement shall be found to be illegal, invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction to the extent necessary to allow the Court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.

        (19) WAIVER OF JURY TRIAL: BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY HEREUNDER.

        (20) MISCELLANEOUS: This Agreement is for the benefit of and may only be enforced by the respective parties and their successors and permitted assignees and is not for the benefit of and may not be enforced by any third party. This Agreement is the product of negotiations between the parties. Each provision hereof shall be read and interpreted in accordance with its common and ordinary meaning and no ambiguity in language shall be read or interpreted in favor of or against either party.

        (21) ODOMETER DISCLOSURE STATEMENT: Federal law (and State law, if applicable) requires that the Lessee disclose the mileage to the Lessor in connection with the transfer of ownership of the leased vehicle. Failure to complete an odometer disclosure form or making a false statement may result in fines and/or imprisonment.

        (22) ADDENDUM AND EXHIBITS: THE ADDENDUM AND EXHIBITS A, B, C, L AND O ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized representatives.



Gelco Corporation dba          Burger King Distribution Services, a Division of
GE Capital Fleet Services      Burger King Corporation
                 (LESSOR)      ------------------------------------------------
                                                                       (LESSEE)
BY: /s/ A.J. Maijla          By: /s/ Thomas C. Higland
   -------------------------     ---------------------------------

Title: Vice President         Title: President
      ----------------------        ------------------------------

Date: August 22, 1991         Date: August 22, 1991
     -----------------------       -------------------------------

Attest: /s/ Shirley Gifft      Attest: Michael B. Marvin
       ---------------------          ----------------------------
                                      Assistant Secretary

Address: Three Capital Drive   Principal Place of Business
        --------------------   & Mailing Address 17777 Old Cutter Road
                                                -----------------------
      Eden Prarie, MN 55344           Miami, Florida 33157
----------------------------   -----------------------------------------

                                    FORM OF

                                   EXHIBIT A


                       BURGER KING DISTRIBUTION SERVICES


                                                                       BOOK
UNIT        YEAR            MAKE            MODEL          VIN         VALUE
--------------------------------------------------------------------------------















FINAL SUMS
          ----------------------------------------------------------------------



                                                                            GE CAPITAL
            [LOGO]                                                        Fleet Services
________________________________________________________________________________________

FORM OF                                                     Client # ___________________
LEASE EXHIBIT B                                             Fleet # ____________________
________________________________________________________________________________________
AMORTIZATION RATES

Effective:_____________________________        Date of Master Lease: ___________________

This Exhibit B is a part of and subject to the Lease Agreement by and between the undersigned. The term Vehicle(s) as used herein shall have the same meaning as the terms
Vehicle(s) have when used in the Lease Agreement and related Exhibits. If more than one amortization is selected by Lessee, such selection shall be indicated on the
Vehicle Order.
        LESSOR's Capitalized cost of each Vehicle shall be amortized at an equal rate per month from the date in service of such Vehicle by LESSOR pursuant to the amortization period selected by LESSEE from among the following:

                    Term in Months and Percentage Per Month
Automobles         Term  / / 36 / / 40 / / 44 / / 48 / / 50         / / _____  / / _____
                   %     ______ ______ ______ ______ ______         / / _____  / / _____
Light Trucks       Term  / / 36 / / 40 / / 44 / / 48 / / 50 / / 60  / / _____  / / _____
                   %     ______ ______ ______ ______ ______ ______  / / _____  / / _____
Medium Duty Trucks Term  / / 48 / / 60 / / 72 / / 84                / / _____  / / _____
                   %     ______ ______ ______ ______                / / _____  / / _____
Heavy Duty Trucks  Term  / / 60 / / 72 / / 84 / / 96                  / / _____  / / _____
                   %     ______ ______ ______ ______                / / _____  / / _____
Other Reefer
   Trailers        Term  / / 36 / / 40 / / 44 / / 48 / / 50 / / 60  / / _____  / / _____
                   %     ______ ______ ______ ______ ______ ______  / / _____  / / _____
______________
The Capitalized Cost of a Vehicle is computed by adding together the following amounts:
  (i) The Manufacturer's invoice price of the Vehicle including sales tax, if applicable;
 (ii) The invoice price of any additions or modifications to the Vehicle(s) made pursuant to LESSEE's request;
(iii) Charges in accordance with the following schedule:

MAKE                                                                     MARK-UP CHARGES
All Domestic Vehicles ...................................................
All Cadillac, Lincoln, Corvette ............................ Individually Negotiated
Light trucks ............................................................
Vehicles requiring immediate delivery (out of stock), including pool vehicles or vehicles purchased/ordered direct from
 dealers .......... $_____ or _____ % of the capitalized value*; whichever is greater
Foreign vehicles (including vehicles imported by domestic
  manufacturers) .. $_____ or _____ % of the capitalized value*; whichever is greater
Non-vehicular Equipment .................................... Individually Negotiated
Medium and Heavy Duty Trucks and Trailers and Tractors...... Individually Negotiated
Vehicles delivered to Alaska and Hawaii .................... Individually Negotiated
Other ...................................................................
Other ...................................................................
Other ...................................................................
* Capitalized value shall be the sum of items (i) and (ii) above

Gelco Corporation dba                          Burger King Distribution Services, a
GE CAPITAL FLEET SERVICES                      Division of Burger King Corporation
                                               ________________________________________
(LESSOR)                                       (LESSEE)


By: ____________________________________       By: _____________________________________

Title: _________________________________       Title: __________________________________

Date: __________________________________       Date: ___________________________________



                                                              Client #_______
                                                              Fleet #________

FORM OF
EXHIBIT C
FIXED RATE BASED ON TREASURY NOTES -     FOR TRAILERS ONLY, FOR LEASE AGREEMENT
LEVEL PAYMENTS OVER AGREED PERIODS                        DATED AUGUST 22, 1991
_______________________________________________________________________________

RENTAL CHARGES       EFFECTIVE DATE: VEHICLES ON ROAD ON OR AFTER _____________

This Exhibit C is part of and subject to the Lease Agreement between the undersigned (the "Agreement"). The terms used herein shall have the same meaning as the terms in the Agreement and related Exhibits except as to terms specifically defined herein. The following terms are used herein:

"Treasury Note Rate" shall mean the yield listed on Page 217 of the Telerate Treasury Yield Rate in effect on the fifteenth (15th) day of the month preceding the Delivery Date (or if such day falls on a weekend or holiday, then the immediately preceding business day), for the current "on-the-run" Treasury Notes maturing in ___ years. If for any reason the Telerate Treasury Yield Recap ceases publication or is otherwise unavailable, then reference shall be made to the Wall Street Journal. The rate shall be the yield which most closely approximates par for the appropriate maturity.

"Average Unamortized Book Value" shall mean one-half of the sum of the Unamortized Book Value at (1) the beginning of the first month of an Agreed Period and (2) the beginning of the last month of an Agreed Period.

"Monthly Interest Rate" shall mean the Treasury Note Rate ____________________ ________________________ divided by 12.

"Agreed Period(s)" shall mean an initial period of ___ months and, if applicable, a period equal to the remaining months in the amortization term.

LESSEE will pay LESSOR and LESSOR will accept as payment from LESSEE, as rental for each Vehicle, charges in accordance with Exhibit A. Such rentals shall be based upon Lessor's Capitalized Cost of each Vehicle as specified in Exhibit B, and shall be the sum of the folowing:

        (1) An amortization charge per Vehicle, payable monthly, computed using the amortization rate provided for on Exhibit B and selected by LESSEE; plus

        (2) A sum, equal to ___% of the Capitalized Cost per Vehicle per month, payable monthly, throughout the Lease Term of each Vehicle as LESSOR's management fee; and

        (3) An interest charge, payable monthly, determined by multiplying the Average Unamortized Book Value for each Agreed Period by the Monthly Interest Rate. Upon disposition of a Vehicle, LESSEE shall pay to LESSOR deficit interest in an amount equal to the difference between actual simple interest and the averaged interest billed by LESSOR as regards such Vehicle.


GE CAPITAL FLEET SERVICES (LESSOR)      PROSOURCE SERVICES CORPORATION (LESSEE)


By: ______________________________      By: ___________________________________


Title: ___________________________      Title: ________________________________


Date: ____________________________      Date: _________________________________

                                                                     GE CAPITAL
        [LOGO]                                                   Fleet Services
_______________________________________________________________________________
FORM OF
EXHIBIT L
LESSEE CERTIFICATION
PURSUANT TO INTERNAL REVENUE CODE AS AMENDED
_______________________________________________________________________________

The undersigned ("LESSEE") hereby acknowledges that all Vehicles subject to that certain Lease Agreement by and between LESSEE and Gelco Corporation, dba GE Capital Fleet Services ("LESSOR"), are included in this Certification.

1. LESSEE certifies under penalty of perjury that it intends the Vehicles leased pursuant to the Lease Agreement to be used more than fifty percent (50%) in the trade or business of the LESSEE; and

2. LESSEE has been advised by LESSOR that, LESSOR and not LESSEE, will be treated as the owner of the property subject to the Lease Agreement for Federal Income Tax purposes.




                              Burger King Distribution Services, a Division of Burger King Corporation
                              _________________________________________________
                                                                       (LESSEE)


                              By: _____________________________________________


                              Title: __________________________________________


                              Date: ___________________________________________

                                    {LOGO}                           GE Capital
                                                                 Fleet Services

_______________________________________________________________________________

                                                              Fleet # _________

                                                             Client # _________

                                                             Master #__________

FORM OF EXHIBIT O -- OPERATING LEASE

_______________________________________________________________________________


        This Exhibit amends and modifies that certain Lease Agreement (hereinafter "Agreement") by and between the undersigned.

        For the purposes of this Exhibit, and the Agreement, the following definitions shall apply:

        NET PROCEEDS -- The amount by which the proceeds realized from the sale of a Vehicle surrendered for sale exceeds the reasonable costs and expenses incurred by LESSOR in readying such Vehicle for and effectuating such sale, but excluding Contingent Rentals, if any, paid by Lessee to Lessor.

        CONTINGENT RENTALS -- Reasonable costs incurred or assessed by LESSOR to repair or recondition Vehicles that are surrendered for sale with excessive wear and tear.

        GUARANTEED RESIDUAL -- That portion of the Unamortized Book Value of a Vehicle at the time of surrender guaranteed by LESSOR as determined herein.

        RENEWAL PERIOD(S) -- The month-to-month periods beginning at the end of the minimum lease term during which LESSEE may continue to lease a particular Vehicle.

        The parties hereby agree to amend the terms of the Agreement in accordance with the following:

        Section (2)(b) of the Agreement is hereby deleted and replaced with the following:

        (2)(b) VEHICLE LEASE TERM: The minimum lease term for each Vehicle shall be twelve (12) months commencing the date the Vehicle is delivered to and accepted by LESSEE, after which LESSEE shall be deemed to have elected to renew the Agreement for such Vehicle on a month-to-month basis unless notice of surrender of such Vehicle is provided to LESSOR. However, in no event shall the lease term for any Vehicle extend beyond fifty (50) months for automobiles, seventy-two (72) months for light trucks, ninety-six (96) months for medium and heavy duty trucks and tractors and 120 months for reefer trailers, unless a different maximum lease term is set forth on any other Exhibit to the Agreement.

        Section (8)(d) of the Agreement is hereby deleted and replaced with the following:

                (8)(d) In the event the Net Proceeds upon sale are in excess of the Unamortized Book Value of the Vehicle, as of the applicable date under the Agreement, such excess shall be paid to LESSEE, promptly after consummation of the sale; provided, however, if LESSEE is in default of the Agreement with respect to any Vehicle on lease, such excess shall be first applied in reduction of any payment in default and the balance of such excess shall be paid to LESSEE. In the event said Net Proceeds upon sale are less than the Unamortized Book Value of the Vehicle as of the applicable date under the Agreement, but equal to or more than the Guaranteed Residual, then LESSEE shall reimburse LESSOR for the difference between said Net Proceeds and said Unamortized Book Value. In the event said Net Proceeds are less than the Guaranteed Residual, LESSOR shall be responsible for the difference between said Guaranteed Residual and the Net Proceeds; and LESSEE shall reimburse LESSOR for the difference between the Guaranteed Residual value and said Unamortized Book Value.


              (e) SEE ADDENDUM

              (f) (i) The Guaranteed Residual to be used in the event the
                      Vehicle is sold at the end of the minimum lease term is 16% of the Capitalized Cost of the Vehicle.

                 (ii) The Guaranteed Residual to be used in the event the
                      Vehicle is sold at the end of a Renewal Period is __% of the Unamortized Book Value of the Vehicle as of the end of the month preceding such Renewal Period. SEE ADDENDUM.

        3.  This Amendment is effective as of                 for all Vehicles
on lease at that date and all Vehicles placed in service thereafter. Except as amended by this Exhibit, all other terms and conditions of the Agreement are ratified and confimed and remain in full force and effect.



Gelco Corporation dba                     Burger King Distribution Services,
GE Capital Fleet Services (LESSOR)        A Division of Burger King Corporation
                                          _____________________________________
                                                                       (LESSEE)

By: _______________________________       By: _________________________________


Title: ____________________________       Title: ______________________________


Date: _____________________________       Date: _______________________________

                         ADDENDUM TO LEASE AGREEMENT

This is an Addendum to the Lease Agreement dated the 22nd day of August, 1991, the ("Agreement") between Gelco Corporation, d/b/a/ GE Capital Fleet Services, as LESSOR and Burger King Distribution Services, a Division of Burger King Corporation, as LESSEE.

The parties hereby agree to the following amendments to the Agreement:

The first paragraph of Section (1) of the Agreement is hereby deleted and replaced with the following:

        (1) LEASE OF VEHICLES: LESSOR hereby agrees to lease to LESSEE and LESSEE hereby agrees to hire from LESSOR certain automobiles, trucks, tractors, trailers or equipment (herein "Vehicle(s)") from time to time during the term of this Agreement. Whenever LESSEE desires to lease Vehicles, LESSEE shall submit to LESSOR an assignment of LESSEE's Vehicle Purchase Agreement in writing in connection with LESSEE's initial order of 72 tractors and 59 trailers on a form acceptable to LESSOR and LESSEE, or a Vehicle Requisition in writing and pursuant to a form acceptable to LESSOR, or by electronic or telephonic means. Upon receipt of such Vehicle Purchase Agreement or Vehicle Requisition, LESSOR shall confirm and accept such request in a similar manner, order the Vehicles if not previously ordered by LESSEE, and upon receipt of an invoice therefore, pay the manufacturer for the invoice amount of the Vehicles. LESSEE's lease and acceptance of any Vehicles ordered by it shall take effect on the terms and conditions specified in this Agreement and the Exhibits attached hereto immediately upon delivery of each Vehicle to its designated location by LESSOR or its designated agent to and acceptance by LESSEE or its designated agent, provided that the Vehicle conforms to LESSEE's specifications (herein "Delivery Date"). LESSEE's acceptance of a Vehicle shall constitute a warranty by LESSEE that the party accepting such Vehicle has the authority to do so on behalf of LESSEE, and that the Vehicle conforms to LESSEE's Vehicle Purchase Agreement or Vehicle Requisition, provided, however, LESSEE's acceptance hereunder shall not be construed as a waiver of LESSEE's rights against the manufacturer or a waiver of the warranties of the manufacturer. LESSEE shall take delivery of a Vehicle within five (5) business days of notice to LESSEE that such Vehicle is available for delivery. In the event the purchase of any Vehicle is cancelled by LESSEE, LESSEE agrees to reimburse LESSOR for all reasonable and necessary expenses incurred by LESSOR as a result of such cancellation.


Section (8) (c) of the Agreement is hereby deleted and replaced with the following:

        Section (8) (c) If LESSEE, after written notice to LESSOR of surrender of a Vehicle for disposition, elects to continue to operate and retain possession of the Vehicle, then the rentals and other obligations in the Agreement shall continue until the Vehicle is sold by LESSOR, provided that the maximum lease terms set forth in Section (2)(b) herein are not exceeded, and the unamortized cost will continue to decline at the same rate until the sale is concluded. If LESSEE elects to surrender possession of the Vehicle to LESSOR then the rentals and other obligations under the Agreement shall cease except for the terms contained in Section (8) herein and the unamortized cost to be applied to the sale will be the unamortized cost at the date of surrender of possession of the Vehicle to LESSOR.

        The rentals shall be subject to retroactive upward or downward adjustment based upon the proceeds received from such sale as set forth below.

Section (8)(d)(e) of the Agreement as amended by Exhibit O is hereby deleted and replaced with the following:

        (8)(d)(e) If the LESSOR determines that there has been excessive wear and tear of the Vehicle surrendered and the LESSEE disagrees that the Vehicle has suffered excessive wear and tear, it shall be submitted to a manufacturer's factory authorized representative or independent appraiser agreed upon between the parties to determine if the Vehicle has sustained excessive wear and tear based on the mileage, age and test results, whose determination shall be final and the costs of such inspection will be split between LESSOR and LESSEE. The manufacturer's factory authorized representative or independent appraiser shall also determine the extent of the excessive wear and tear to the Vehicle and the range and cost of available repairs. LESSOR and LESSEE agree to negotiate in good faith to determine the reasonable and necessary repairs to be effected to the Vehicle in order to effect a sale of the Vehicle. The cost of effecting such agreed repairs shall be the amount of Contingent Rentals billed to LESSEE. Contingent Rentals are deemed to be additonal rental charges and shall be paid by LESSEE in accordance with the provision of this Agreement.

Add the following paragraph at the end of Section (8)(d) of the Agreement as amended by Exhibit O:

        In the event of a total loss of the Vehicle by fire, damage or theft and the Vehicle is not repaired or replaced applying the Insurance Proceeds (including the salvage proceeds, if any), the Agreement with respect to such Vehicle will be terminated and the Insurance Proceeds shall be applied in accordance with the terms and conditions contained in Section (8)(d) herein, except that such Insurance Proceeds shall be applied the same as the Net Proceeds upon a sale of the Vehicle under Section (8)(d) herein. If the Insurance Proceeds are less than the unamortized book value of the Vehicle, LESSEE will be liable for the deficit.

Add the following 2 paragraphs at the end of Section (10) of the Agreement:

        In the event of a total loss of the Vehicle by fire, damage or theft and the Vehicle is not repaired or replaced applying the Insurance Proceeds (including the salvage proceeds, if any), the Agreement with respect to such Vehicle will be terminated and the Insurance Proceeds shall be applied in accordance with the terms and conditions contained in Section (8)(d) herein, except that such Insurance Proceeds shall be applied the same as the Net Proceeds upon a sale of the Vehicle under Section (8)(d) herein. If the Insurance Proceeds are less than the unamortized book value of the Vehicle, LESSEE will be liable for the deficit.

        Notwithstanding the foregoing, LESSEE's covenants of indemnity shall only apply where there is no valid and collectible insurance coverage provided by LESSEE, applicable to such indemnity obligations of LESSEE.

Section (13) of the Agreement is hereby deleted and replaced with the following
(13)(a) and (13)(b):

        (13)(a) DEFAULT BY LESSEE: In the event LESSEE, after five (5) days' written notice from LESSOR, shall fail to make the payments as herein provided or after twenty (20) days' written notice, shall fail to perform any of its covenants under this Agreement, or in the event LESSEE or any quarantor (a) shall make a general assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed of all or substantially all of its assets, or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction which is not dismissed within sixty (60) days; or (b) is in default under any other Agreement it may have with the LESSOR; or (c) shall deliver or make any representation or warranty made herein, or in any document delivered to LESSOR in connection herewith which shall prove to be false or misleading in any material respect; then in such event LESSOR may, at its option, in addition to any other remedies which may be available to it at law or in equity:

                (i) terminate this Agreement with respect to any or all of the
             Vehicles hereunder, in which event such Vehicles shall immediately be delivered, at LESSEE's cost and expense, to a location or locations specified by LESSOR not in excess of 1,000 miles and recover from LESSEE all unpaid rentals due and other charges due prior to the termination and repossession of such Vehicles by LESSOR, together with all reasonable costs and expenses, including reasonable attorneys' fees, incurred by LESSOR in connection with terminating this Agreement and repossessing such Vehicles. LESSEE shall thereafter be released from any further liability under this Agreement except with respect to the LESSEE's indemnity covenants in connection with events that occurred prior to the termination and repossession of the Vehicles and LESSOR shall be entitled to retain any and all proceeds from the sale or other disposition of the Vehicles; or

        (ii) repossess any or all Vehicles hereunder without terminating this Agreement and charge LESSEE with any deficiency between the amount due from LESSEE and the amount realized by leasing such Vehicles until they can be sold by LESSOR in accordance with the terms and conditions contained in Section (8) in mitigation of LESSEE's damages, while retaining its right to collect the full rental due for the period prior to termination and repossession, and all reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with terminating this Agreement and repossessing said Vehicles.

    In addition to LESSEE's obligations to LESSOR under either subparagraph (i) or (ii) above, LESSOR shall be entitled to receive from LESSEE a minimum of twelve (12) months management fee on Vehicles in service for less than twelve
(12) months at the date of default.

    In case of failure by LESSEE to comply with any provision of this Agreement, LESSOR shall have the right, but not the obligation, at its option, to effect such compliance as in LESSOR's sole discretion is appropriate, in whole or in part, and all reasonable costs and expenses of LESSOR incurred in effecting such compliance shall be immediately due and payable. LESSOR's effecting such compliance shall not in any way be deemed to constitute a waiver of any default by LESSEE.

    (13) (b) DEFAULT BY LESSOR: In the event LESSOR, after five (5) days' written notice from LESSEE, shall fail to make any payments as herein provided or after twenty (20) days' written notice, shall fail to perform any of its covenants under this Agreement, or in the event LESSOR (a) shall make a general assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed of all or substantially all of its assets or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction which is not dismissed within sixty (60) days or (b) deliver or make any representation or warranty made herein, or in any documents delivered to LESSEE in connection herewith which shall prove to be false or misleading in any material respect; then in such event LESSEE may, at its option, in addition to any other remedies which may be available to it at law or in equity:

        (i) terminate this Agreement with respect to any or all of the Vehicles hereunder, in which event any terminated Vehicles shall be delivered, at LESSEE's cost and expense within a reasonable period of time, to a location or locations specified by LESSOR not in excess of 1,000 miles to LESSOR, and pay to LESSOR all unpaid rentals and other charges due to the date of termination and surrender of such Vehicles, and LESSEE shall be entitled to recover from LESSOR all reasonable costs and expenses, including reasonable attorneys' fees, incurred by LESSEE in connection with the termination of this Agreement and surrender of such Vehicles. LESSEE shall thereafter be released from any further liability under this Agreement except with respect to the LESSEE's indemnity covenants in connection with events that occurred prior to the termination and repossession of the Vehicles and LESSOR shall be entitled to retain all proceeds from the sale or other disposition of the Vehicles; or

                (ii) so long as LESSEE is entitled to continue in possession of the Vehicles under the terms of this Lease, it may elect to continue the Agreement with respect to any or all of the Vehicles until it has acquired replacement vehicles and then terminate the Agreement with respect to such Vehicles in accordance with the terms contained in
        (i) above.

        In case of failure by LESSOR to comply with any provision of this Agreement, LESSEE shall have the right, but not the obligation, at its option, to effect such compliance as in LESSEE's sole discretion is appropriate, in whole or in part, and all reasonable costs and expenses of LESSEE incurred in effecting such compliance shall be immediately due and payable. LESSEE's effecting such compliance shall not in any way be deemed to constitute a waiver of any default by LESSOR.

        LESSOR SHALL IN NO EVENT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF GOODWILL, BUT SHALL BE LIABLE FOR ACTUAL AND DIRECT DAMAGES SUSTAINED BY LESSEE.

Section (14) of the Agreement is hereby deleted and replaced with the following (14)(a) and (b):

        (14)(a) ASSIGNMENT BY LESSOR: LESSOR may from time to time assign all or any part of its right, title and interest in this Agreement, including all moneys and claims for moneys due and to become due hereunder, provided, however, that the LESSEE shall be entitled to remain in possession of any leased Vehicles under the terms of this Agreement until expiration of the lease term, including renewal terms, as long as the LESSEE shall not be in default. No such assignment by LESSOR shall relieve LESSOR of its obligations and liabilities hereunder; provided, however, LESSOR shall not assign its interest in the Agreement and title to the Vehicles unless the Assignee shall assume the obligations and liabilities of LESSOR in writing under the Agreement.

        (14)(b) ASSIGNMENT BY LESSEE: LESSEE may from time to time assign or transfer its right, title and interest in this Agreement or the Vehicles to its parent, subsidiary or affiliated corporation so long as LESSOR has determined that such corporation has financial strength equal to or greater than the LESSEE. LESSEE may sublease its right title and interest in the Agreement or the Vehicles, provided, however, no such sublease shall relieve the LESSEE of its obligations and liabilities under the Lease and LESSEE shall obtain
LESSOR's prior written consent which consent shall not unreasonably be withheld.

        Except as permitted above, LESSEE shall not otherwise assign or transfer its right, title and interest in this Agreement or the Vehicles without the written consent of LESSOR, which consent shall not unreasonably be withheld.

The parties hereby agree to add the following Sections (23) and (24) to the
Agreement:

        (23) NOTICES: All notices provided for herein will be sent certified mail, return receipt requested, postage prepaid to the parties at the respective addresses listed below or at such other address(es) as required by the parties in writing.

        (24) QUIET ENJOYMENT: LESSOR hereby warrants that it has full right, title and interest in and to the Vehicles described herein and that LESSOR has an unencumbered right to lease the Vehicles to LESSEE. LESSOR hereby covenants and guarantees that, so long as LESSEE is not in default of its terms, conditions and covenants of this Agreement, LESSEE shall be entitled to the peaceful and quiet enjoyment of the Vehicles during the initial term and any renewal terms.

GELCO CORPORATION D/B/A                 BURGER KING DISTRIBUTION SERVICES,
GE CAPITAL FLEET SERVICES               a Division of BURGER KING CORPORATION


BY________________________              By_______________________________


Its_______________________              Its_______________________________